                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF

                               FORUM GROUP, INC.

   This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, without par value, of Forum Group, Inc. (the "Shares") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the Depositary at or prior to the expiration of the Offer. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                 By Facsimile         By Hand or By Overnight
         By Mail:               Transmission:                 Courier:

    Tenders & Exchanges         (201) 222-4720          Tenders & Exchanges
P.O. Box 2559--Suite 4660--           or               14 Wall Street, Suite
            FGI                 (201) 222-4721               4680--FGI
  Jersey City, New Jersey                            New York, New York 10005
         07303-2559

        Confirm Receipt of Notice of Guaranteed Delivery by Telephone:

                                (201) 222-4707

                               ----------------

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to FG Acquisition Corp. (the "Purchaser"), an Indiana corporation and a wholly owned indirect subsidiary of Marriott International, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 23, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

---------------------------------------   --------------------------------------

  Number of Shares: _________________       Name(s) of Record Holder(s):

  Share Certificate Numbers (if             ___________________________________
  available):
                                            ___________________________________
  ___________________________________              Please Type or Print

  ___________________________________       Address(es) _______________________

                                            ___________________________________
  If Shares will be delivered by                                       Zip Code
  book-entry transfer, check one box:
                                            Area Code and Telephone Number:
  [_] The Depository Trust Company
                                            ___________________________________
  [_] Midwest Securities Trust
      Company                               ___________________________________

  [_] Philadelphia Depository Trust         ___________________________________
      Company
                                            ___________________________________
  Account Number ____________________                   Signature(s)

  Dated: _______________ , 1996             Dated: _______________ , 1996

---------------------------------------   --------------------------------------

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (pursuant to guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantee and any other required documents, will be received by the Depositary at one of its addresses set forth above within three (3) Nasdaq Small Cap Market trading days after the date of execution hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _______________________     _____________________________________
                                                   Authorized Signature
Address: ____________________________
                                          Name: _______________________________
         ____________________________              Please Type or Print
                             Zip Code
                                          Title: ______________________________
Area Code and
Telephone Number: ___________________     Dated: _______________________ , 1996

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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